Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 2-77590, No. 2-95258, No. 033-00661, No. 33-51257, No. 033-63859, No. 333-09851, No. 333-48423, No. 333-54560, No. 333-105527, No. 333-130382 and No. 333-174783, each on Form S-8 and Registration Statement No. 333-181590 on Form S-3, of our report dated February 29, 2012 (January 18, 2013 as to the presentation of and disclosures related to comprehensive income as described in Note 1, the addition of condensed consolidating financial information in Note 23, and the update to the financial statements to reflect the corporate name change as described in Note 24), relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the presentation of and disclosures related to comprehensive income) and our report dated February 29, 2012 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in Exhibit No. 99.1 of this Current Report on Form 8-K of Fifth & Pacific Companies, Inc.

/s/ Deloitte & Touche LLP

New York, New York

January 18, 2013